EXHIBIT 21.1

                  SUBSIDIARIES OF THE REGISTRANT


              NAME                      STATE OF INCORPORATION

American Disposal Services
  of Kansas, Inc.                              Kansas
Tate's Transfer Systems, Inc.                  Missouri
Pittsburgh County Landfill, Inc.               Oklahoma
American Disposal Services of
  Missouri, Inc.                               Oklahoma
County Disposal, Inc.                          Delaware
ADS of Illinois, Inc.                          Illinois
County Disposal (Ohio), Inc.                   Delaware
County Landfill, Inc.                          Delaware
ADS, Inc.                                      Oklahoma
Ross Bros. Waste & Recycling Co., Inc.         Ohio
Bowers - Phase II, Inc.                        Ohio
Allied Waste Systems, Inc.                     Ohio
Packman, Inc.                                  Kansas
R.C. Miller Refuse Service, Inc.               Ohio
Stark Recycling, Inc.                          Ohio
Nimishillen Industrial Park, Inc.              Ohio
Resource Recovery, Inc.                        Kansas
Oklahoma Refuse, Inc.                          Oklahoma
Southwest Waste, Inc.                          Missouri
Shred-All Recycling, Inc.                      Illinois
American Disposal Services of
  Illinois, Inc.                               Delaware
Environtech, Inc.                              Illinois
T&G Container Co., Inc.                        Indiana
Sunset Disposal, Inc.                          Kansas
Fred Barbara Trucking Co., Inc.                Illinois
Illinois Bulk Handlers, Inc.                   Illinois
R.C. Miller Enterprises, Inc.                  Ohio
Tri-State Equipment Sales &
  Service, Inc.                                Ohio